Exhibit 19 under Form N-1A

                                          Exhibit 24 under Item 601/Reg. S-K



                                                             POWER OF ATTORNEY





Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.





SIGNATURES                          TITLE           DATE







/S/JOHN F. DONAHUE                  Chairman and Director        October 6, 1998
---------------------------------

John F. Donahue                       (Chief Executive Officer)







/S/RICHARD B. FISHER                President and Director       October 6, 1998
---------------------------------









/S/JOHN W. MCGONIGLE                Treasurer, Executive         October 6, 1998
---------------------------------

John W. McGonigle                   Vice President and Secretary

                                    (Principal Financial and

                                      Accounting Officer)





/S/THOMAS G. BIGLEY                 Director   October 6, 1998

Thomas G. Bigley







/S/NICHOLAS P. CONSTANTAKIS         Director   October 6, 1998

Nicholas P. Constantakis





/S/JOHN T. CONROY, JR.              Director   October 6, 1998
---------------------------------

John T. Conroy, Jr.







/S/WILLIAM J. COPELAND              Director   October 6, 1998

William J. Copeland

SIGNATURES                          TITLE           DATE







/S/JAMES E. DOWD                    Director   October 6, 1998

James E. Dowd







/S/LAWRENCE D. ELLIS, M.D.          Director   October 6, 1998
---------------------------------

Lawrence D. Ellis, M.D.







/S/EDWARD L. FLAHERTY, JR.          Director   October 6, 1998
---------------------------------

Edward L. Flaherty, Jr.







/S/PETER E. MADDEN                  Director   October 6, 1998

Peter E. Madden







/S/JOHN E. MURRAY, JR.              Director   October 6, 1998
---------------------------------

John E. Murray, Jr.







/S/WESLEY W. POSVAR                 Director   October 6, 1998

Wesley W. Posvar







/S/MARJORIE P. SMUTS                Director   October 6, 1998

Marjorie P. Smuts









Sworn to and subscribed before me this 6 day of OCTOBER, 1998









/S/CHERI S. GOOD

Notarial Seal

Cheri S. Good, Notary Public

Pittsburgh, Allegheny County

My Commission Expires Nov. 19, 2001

Member, Pennsylvania Association of Notaries